UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

Napster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Napster, Inc.

9044 Melrose Ave.

Los Angeles, CA 90069

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 6, 2006, the Company issued a press release containing information about the current number of subscribers to the Napster subscription services, expected revenues and net loss for the Company’s fourth fiscal quarter and the Company’s cash balances as of March 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1 Press Release dated April 6, 2006 relating to the current number of subscribers to the Napster subscription services, expected revenues and net loss for the Company’s fourth fiscal quarter and the Company’s cash balances as of March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006

Napster, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.

Name: William E. Growney, Jr.
Title: Secretary

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EXHIBIT INDEX

Exhibit No.		Description of Exhibit

99.1

Press Release dated April 6, 2006 relating to the current number of subscribers to the Napster subscription services, expected revenues and net loss for the Company’s fourth fiscal quarter and the Company’s cash balances as of March 31, 2006.

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